                       CONSENT OF INDEPENDENT ACCOUNTANTS

HealthAxis, Inc.
East Norriton, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (SEC File No. 333-15997, SEC File No. 333-71223 and SEC File No. 333-83091) of our report dated March 16, 2000, relating to the consolidated financial statements of HealthAxis Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.




                                               BDO Seidman, LLP



Philadelphia, PA
March 30, 2000